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                                                           EXHIBIT 4-(b)

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===============                KEYSTONE PROPERTY              ==================
     NUMBER                          TRUST                      PREFERRED STOCK



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             A Real Estate Investment Trust organized under the laws
                            of the State of Maryland.



                 SEE REVERSE FOR CERTAIN DEFINITIONS AND LEGENDS

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THIS CERTIFIES THAT

is the owner of

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       PREFERRED STOCK SERIES, $.001 PAR VALUE, OF KEYSTONE PROPERTY TRUST

transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the stock represented hereby are issued and shall be held subject to all the provisions of the Declaration of Trust, as amended, and the By-Laws of the Trust, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         WITNESS the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.


                                STOCK CERTIFICATE

Dated:

                             KEYSTONE PROPERTY TRUST
                                     (SEAL)
                                      1999
                                    Maryland



         /s/ [ILLEGIBLE]                                  /s/ [ILLEGIBLE]




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Executive Vice President and Secretary     President and Chief Executive Officer



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         The securities represented hereby have not been registered under the
United States Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under the securities law of any state and may not be sold, transferred, assigned, pledged, or hypothecated (1) absent an effective registration thereof under such act, (2) absent an opinion of counsel, which opinion is reasonably satisfactory in form and substance to the company and its counsel, to the effect that such registration is not required under said act or such states or that such transaction complies with the rules promulgated by the Securities and Exchange Commission under said act or such states or, (3) except in a transaction in compliance with Rule 144 under the Securities Act.

         The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Company's maintenance of its status as Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Company's Charter, (i) no Person may Beneficially or Constructively Own Common Stock of the Company in excess of 4.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock unless such Person is an Excepted Holder (in which case the Excepted Holder's Limit shall be applicable);
(ii) with respect to any class or series of Preferred Stock, no Person may Beneficially or Constructively Own more that 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Stock of the Company, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Company being owned by fewer than 100 Persons Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain vents, attempted Transfers in violation of the restrictions described above may be void AB INITIO. A Person who attempts to Beneficially or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Company's Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holders of Shares of the Company on request and without charge.

         The Corporation will furnish to any shareholder upon request and without charge a statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far s they have been determined, and the authority of the board to determine the relative rights and preferences of subsequent classes or series. Such requests may be made tot he Secretary of the Corporation.

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

______________________________________

______________________________________


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Please print or typewrite name and address including postal zip code of assignee

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________

________________________________________________________________________________

Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

Dated _________________________


                                              __________________________________
                                                           Signature